OLAPLEX Reports Fourth Quarter and Full-Year 2021 Results
Net Sales grew 79% in the fourth quarter and 112% for the fiscal year to $598 million, exceeding guidance
Diluted EPS for the fiscal year of $0.32 and Adjusted Diluted EPS of $0.40, exceeding guidance
Company introduces fiscal 2022 outlook

SANTA BARBARA, California – March 8, 2022 –Olaplex Holdings, Inc. (NASDAQ: OLPX) (“OLAPLEX” or the “Company”), an innovative, science-enabled, technology-driven beauty company, focused on delivering its patent-protected premium hair care products to professional hair salons, retailers, and everyday consumers, today announced financial results for the fourth quarter and fiscal year ended December 31, 2021.

Financial Highlights:

Fiscal Year 2021 compared to Fiscal Year 2020:

•Net sales increased 112.0% to $598.4 million;
◦Net sales increased 131% in the United States and increased 91% internationally
◦By channel:
▪Professional increased 65.8% to $259.0 million, or 43.3% of net sales
▪Specialty Retail grew 246.6% to $176.0 million, or 29.4% of net sales
▪Direct-To-Consumer rose 117.1% to $163.0 million, or 27.3% of net sales;
•Net income increased by 462.1% and adjusted net income increased by 110.2%;
•Diluted EPS were $0.32 for fiscal year 2021, as compared to $0.06 for fiscal year 2020;
•Adjusted Diluted EPS were $0.40 for fiscal year 2021, as compared to $0.21 for fiscal year 2020

Fourth Quarter 2021 compared to Fourth Quarter 2020:

•Net sales increased 78.7% to $166.5 million;
◦Net sales increased 95.4% in the United States and 61.4% internationally
◦By channel:
▪Professional grew 9.0% to $57.1 million, or 34.3% of net sales
▪ Specialty Retail increased 331.9% to $59.6 million, or 35.8% of net sales
▪Direct-To-Consumer rose 84.5% to $49.7 million, or 29.9% of net sales;
•Net income increased by 107.6% and adjusted net income increased by 55.2%;
•Diluted EPS were $0.10 for the fourth quarter 2021, as compared to $0.05 for the fourth quarter 2020;
•Adjusted Diluted EPS were $0.10 for fourth quarter 2021, as compared to $0.07 for fourth quarter 2020

Operational Highlights:

•Completed Initial Public Offering in October 2021;
•Expanded product portfolio with the successful launch of three incremental products – the 4P Blonde Enhancing Toning Shampoo, the No. 8 Bond Intense Moisture Mask, as well as the professional exclusive 4-in-1 Moisture Mask;
•Increased distribution through existing and new partners, including securing additional shelf space at Sephora US, entering new doors at Sephora at Kohl’s and Ulta salons, while beginning initial shipments to Ulta Beauty in preparation for the January 2022 launch into all Ulta retail stores and Ulta online;
•Expanded operational capabilities with the entry into new third party warehouse and logistics centers in the U.K, the Netherlands and Australia, as well as a new third party manufacturer in Europe; and
•Subsequent to year end, completed a successful refinancing, which lowers outstanding debt and generates substantial interest expense savings

JuE Wong, OLAPLEX’s President and Chief Executive Officer, commented: “We delivered an outstanding finish to an excellent year of growth at OLAPLEX, as the successful execution of our strategy fueled broad based strength across geographies and channels. I am proud of OLAPLEX’s notable accomplishments and equally excited about our opportunities to build upon our success in 2022. We begin fiscal 2022 with strong momentum and remain confident in our ability to continue to deliver strong sales growth at robust margins, which is reflected in our guidance for fiscal year 2022. Our vision could not be realized without the hard work, contributions, and dedication of our passionate team and without the support of our community of stylists. I would like to thank our entire team and our partners for contributing to our performance.”

Adjusted gross profit, adjusted gross margin, adjusted SG&A, adjusted net income, adjusted diluted EPS, adjusted EBITDA and adjusted EBIDTA margin are measures that are not calculated or presented in accordance with generally accepted accounting principles in the United States (“GAAP”). For more information about how we use these non-GAAP financial measures in our business, the limitations of these measures, and a reconciliation of these measures to the most directly comparable GAAP measures, please see "Disclosure Regarding Non-GAAP Measures" and the reconciliation tables that accompany this release.
Fourth Quarter 2021 Highlights

(Dollars in $000’s)	Q4 2021	Q4 2020	% Change
Net Sales	$166,498	$93,195	78.7%
Gross Profit	$132,213	$74,335	77.9%
Gross Margin	79.4%	79.8%
Adjusted Gross Profit	$133,803	$76,022	76.0%
Adjusted Gross Margin	80.4%	81.6%
SG&A	$23,555	$13,879	69.7%
Adjusted SG&A	$22,605	$10,169	122.3%
Net Income	$69,311	$33,388	107.6%
Adjusted Net Income	$71,393	$46,008	55.2%
Adjusted EBITDA	$110,678	$65,818	68.2%
Adjusted EBITDA Margin	66.5%	70.6%
Diluted EPS	$0.10	$0.05	100.0%
Adjusted Diluted EPS	$0.10	$0.07	42.9%
Weighted Average Diluted Shares Outstanding	692,863,933	655,736,276
See “Disclosure Regarding Non-GAAP Financial Measures” and the reconciliation tables that accompany this release for a discussion and reconciliation of certain non-GAAP financial measures included in this release.

Full Year 2021 Highlights

(Dollars in $000’s)	FY 2021	FY 2020	% Change
Net Sales	$598,365	$282,250	112.0%
Gross Profit	$473,822	$179,587	163.8%
Gross Margin	79.2%	63.6%
Adjusted Gross Profit	$481,811	$230,360	109.2%
Adjusted Gross Margin	80.5%	81.6%
SG&A	$98,878	$37,170	166.0%
Adjusted SG&A	$72,177	$30,900	133.6%
Net Income	$220,784	$39,278	462.1%
Adjusted Net Income	$275,650	$131,116	110.2%
Adjusted EBITDA	$408,784	$199,270	105.1%
Adjusted EBITDA Margin	68.3%	70.6%
Diluted EPS	$0.32	$0.06	433.3%
Adjusted Diluted EPS	$0.40	$0.21	90.5%
Weighted Average Diluted Shares Outstanding	689,923,792	636,819,975
See “Disclosure Regarding Non-GAAP Financial Measures” and the reconciliation tables that accompany this release for a discussion and reconciliation of certain non-GAAP financial measures included in this release.

Balance Sheet

As of December 31, 2021, the Company had $186.4 million of cash and cash equivalents, compared to $11.0 million as of December 31, 2020. Inventory at the end of fiscal 2021 was $98.4 million, compared to $33.6 million at the end of the fiscal 2020. The Company is pleased with the level and composition of its inventory and believes it is well positioned to meet demand. Long-term debt, net of current portion was $738.1 million compared to $755.4 million as of the end of the fiscal 2020.

Subsequent to year - end

On February 23, 2022, the Company completed a successful refinancing of its existing secured credit facility with a new credit agreement comprised of a $675 million senior secured term loan facility (the “Term Loan”) and a $150 million senior secured revolving credit facility (the “Revolving Facility”). At closing, the proceeds of the Term Loan were used to refinance all of the term loans outstanding under the existing credit agreement and to pay the fees and expenses of the transaction. The new Revolving Facility remains undrawn at March 8, 2022. This refinancing reduces outstanding term loan debt from $769 million as of December 31, 2021 to $675 million as of the closing of the refinancing and lowers the current interest rate by 300bps, generating significant interest expense savings.

Fiscal Year 2022 Guidance

The Company is introducing guidance for Fiscal Year 2022 that reflects anticipated continued, broad based growth across channels, countries and products. The Company noted that its investment priorities remain consistent – doubling down on its disruptive sales and marketing model, increasing investment in R&D to support science-based innovation and further investing in the organization commensurate with the growth of the business, including costs related to becoming a public company.

For Fiscal 2022:
(Dollars in millions)	2022	2021 Actual	% change (based on mid-point)
Net Sales	$796 - $826	$598	+36%
Adjusted Net Income*	$363 - $379	$276	+35%
Adjusted EBITDA*	$504 - $526	$409	+26%

*Adjusted Net Income and Adjusted EBITDA are non-GAAP measures. See “Disclosure Regarding Non-GAAP Financial Measures” and the reconciliation tables that accompany this release for a discussion and reconciliation of certain non-GAAP financial measures included in this release.

Webcast and Conference Call Information

Olaplex Holdings, Inc. will host a conference call to discuss fourth quarter and full year fiscal 2021 results today, March 8, 2022, at 9:00am ET. Those interested in participating in the conference call are invited to dial (833) 711-4979 (participant passcode 3727128). International callers may dial (213) 660-0866. The live webcast of the conference call will be available online at https://ir.olaplex.com/. A replay of the webcast will remain available on the website for 90 days.
About OLAPLEX
OLAPLEX is an innovative, science-enabled, technology-driven beauty company with a mission to improve the hair health of its consumers. A revolutionary brand, OLAPLEX paved the way for a new category of hair care called “bond-building,” the process of protecting, strengthening and rebuilding broken bonds in the hair during and after hair services. The brand’s products have an active, patent-protected ingredient that works on a molecular level to protect and repair hair from damage. OLAPLEX’s award-winning products are sold through a global omni-channel platform serving the professional, specialty retail, and direct-to-consumer channels.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements and information relating to the Company that are based on the beliefs of management as well as assumptions made by, and information currently available to, the Company. These forward-looking statements generally can be identified by the use of words such as “may,” “will,” “could,” “should,” “intend,” “potential,” “continue,” “anticipate,” “believe,” “estimate,” “expect,” “plan,” “target,” “predict,” “project,” “seek” and similar expressions as they relate to us. These forward-looking statements address various matters including: the Company’s financial position and operating results, including financial guidance for fiscal year 2022; business plans and objectives; growth and expansion opportunities; future sales growth and margins; anticipated interest expense savings; inventory levels and composition; and investment priorities and expenses. These statements reflect management’s current views with respect to future events, are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others: the Company’s ability to execute on its growth strategies and expansion opportunities; increased competition causing the Company to reduce the prices of its products or to increase significantly its marketing efforts in order to avoid losing market share; the Company’s existing and any future indebtedness, including the Company’s ability to comply with affirmative and negative covenants under its credit agreement to which it will remain subject to until maturity, and the Company’s ability to obtain additional financing on favorable terms or at all; the Company’s dependence on a limited number of customers for a significant portion of its net sales; the Company’s ability to effectively market and maintain a positive brand image; changes in consumer preferences or changes in demand for haircare products or other products the Company may develop; the Company’s ability to accurately forecast consumer demand for its products; the Company's ability to maintain favorable relationships with suppliers and manage our supply chain, including obtaining and maintaining shipping distribution and raw materials at favorable pricing; the Company’s relationships with and the performance of distributors and retailers who sell its products to haircare professionals and other customers; impacts on the Company’s business due to the sensitivity of its business to unfavorable economic and business conditions; the Company’s ability to develop, manufacture and effectively and profitably market and sell future products; failure of markets to accept new product introductions; the Company's ability to attract and retain senior management and other qualified personnel; regulatory changes and developments affecting the Company's current and future products; the Company’s ability to service its existing indebtedness and obtain additional capital to finance operations and its growth opportunities; impacts on the Company’s business from political, regulatory, economic, trade, and other risks associated with operating internationally including volatility in currency exchange rates, and imposition of tariffs; the Company’s ability to establish and maintain intellectual property protection for its products, as well as the Company’s ability to operate its business without infringing, misappropriating or otherwise violating the intellectual property rights of others; the impact of material cost and other inflation and our ability to pass on such increases to customers; the impact of changes in laws, regulations and administrative policy, including those that limit U.S. tax benefits or impact trade agreements and tariffs; the outcome of litigation and governmental proceedings; impacts on the Company’s business from the COVID-19 pandemic; and the other risks identified under the heading “Risk Factors” in the final prospectus dated September 29, 2021 related to the IPO, filed with the Securities and Exchange Commission (the “SEC”) on October 1, 2021, as well as the other information we file with the SEC. The Company cautions investors not to place considerable reliance on the forward-looking statements contained in this press release. You are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date hereof, and the Company undertakes no obligation to update or revise any of these statements, except as required by applicable law. The Company’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Disclosure Regarding Non-GAAP Financial Measures

In addition to the financial measures presented in this release in accordance GAAP, the Company has included certain non-GAAP financial measures in this release, including adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted gross profit, adjusted gross profit margin, adjusted SG&A and Adjusted diluted EPS. Management believes these non-GAAP financial measures, when taken together with the Company’s financial results presented in accordance with GAAP, provide meaningful supplemental information regarding the Company’s operating performance and facilitates internal comparisons of its historical operating performance on a more consistent basis by excluding certain items that may not be indicative of its business, results of operations or outlook. In particular, management believes that the use of these non-

GAAP measures is helpful to investors as they are measures used by management in assessing the health of the Company’s business, determining incentive compensation and evaluating its operating performance, as well as for internal planning and forecasting purposes.

The Company defines adjusted EBITDA as net income before interest, taxes, depreciation and amortization, adjusted for the impact of certain additional non-cash and other items that management does not consider in its evaluation of ongoing performance of the Company’s core operations. These items include non capitalizable IPO and strategic transition costs, share-based compensation expense, tax receivable agreement liability adjustments, acquisition transaction costs and financing fees and other one-time expenses. We calculate adjusted net income as net income, adjusted to exclude: (1) amortization of intangible assets (excluding software); (2) acquisition transaction costs and financing fees; (3) costs incurred for LIQWD Matters; (4) fair value inventory step-up adjustment amortization; (5) share-based compensation expense; (6) non-capitalizable IPO and strategic transition costs; (7) Tax receivable agreement liability adjustment; and (8) tax effect of adjustments . The Company defines adjusted diluted EPS as adjusted net income divided by fully diluted shares outstanding. We calculate adjusted gross profit as gross profit, adjusted to exclude: (1) fair value inventory step-up adjustment amortization and (2) amortization of patented formulations, pertaining to the Acquisition. We calculate adjusted gross profit margin by dividing adjusted gross profit by net sales. We calculate adjusted SG&A as SG&A, adjusted to exclude: (1) share-based compensation expense; (2) costs incurred for LIQWD Matters, (3) non-capitalizable IPO and strategic transition costs and 4) Financing fees.

Please refer to “Reconciliation of Non-GAAP Financial Measures to GAAP Equivalents” located in the financial supplement in this release for a reconciliation of these non-GAAP metrics to their most directly comparable financial measure stated in accordance with GAAP.

This release includes forward-looking guidance for adjusted EBITDA and adjusted net income. The Company is not able to provide, without unreasonable effort, a reconciliation of the guidance for adjusted EBITDA and adjusted net income to the most directly comparable GAAP measure because the Company does not currently have sufficient data to accurately estimate the variables and individual adjustments included in the most directly comparable GAAP measure that would be necessary for such reconciliations, including (a) income tax related accruals given currently proposed legislative changes and other one-time items, (b) impacts to our Tax Receivable Agreement liability that would arise from proposed legislative changes (c) costs related to potential debt or equity transactions, and (d)
other nonrecurring expenses that cannot reasonably be estimated in advance. These adjustments are inherently variable and uncertain and depend on various factors that are beyond our control and as a result we are also unable to predict their probable significance. Therefore, because management cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results in accordance with GAAP, it is unable to provide a reconciliation of the non-GAAP measures included in its 2022 guidance.

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except shares)
(Unaudited)

	December 31, 2021		December 31, 2020
Assets
Current Assets:
Cash and cash equivalents	$186,388		$10,964
Accounts receivable, net of allowance of $8,231 and $1,362	40,779		14,377
Inventory	98,399		33,596
Other current assets	9,621		2,422
Total current assets	335,187	335,187	61,359
Property and equipment, net	747		34
Intangible assets, net	1,043,344		1,092,310
Goodwill	168,300		168,300
Deferred taxes	8,344		10,830
Investment in nonconsolidated entity	4,500		—
Total assets	$1,560,422		$1,332,833

Liabilities and stockholders’ equity
Current Liabilities:
Accounts payable	$19,167		$16,815
Accrued expenses and other current liabilities	29,476		9,862
Current portion of long-term debt	20,112		20,112
Current portion of tax receivable agreement	4,157		—
Total current liabilities	72,912	72,912	46,789
Related Party payable pursuant to Tax Receivable Agreement	225,122		—
Long-term debt	738,090		755,371
Total liabilities	1,036,124		802,160

Contingencies

Stockholders’ equity
Common stock, $0.01 par value per share; 2,000,000,000 shares authorized, 648,794,041 and 647,888,387 shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	648		648
Preferred stock, $0.001 par value per share; 25,000,000 shares authorized and no shares issued and outstanding	—		—
Additional paid-in capital	302,866		530,025
Retained earnings	220,784		—
Total stockholders’ equity	524,298		530,673
Total liabilities and stockholders’equity	$1,560,422		$1,332,833

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(amounts in thousands, except per share and share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net sales	$166,498	$93,195	$598,365	$282,250
Cost of sales:
Cost of product (excluding amortization)	32,695	17,375	116,554	96,611
Amortization of patented formulations	1,590	1,485	7,989	6,052
Total cost of sales	34,285	18,860	124,543	102,663
Gross profit	132,213	74,335	473,822	179,587
Operating expenses:
Selling, general, and administrative	23,555	13,879	98,878	37,170
Amortization of other intangible assets	10,243	10,182	40,790	39,825
Acquisition costs	—	—	—	16,499
Total operating expenses	33,798	24,061	139,668	93,494
Operating income	98,415	50,274	334,154	86,093
Interest expense	(15,096)	(10,068)	(61,148)	(38,645)
Other income (expense), net
Tax receivable agreement liability adjustment	3,615	—	3,615	—
Other expense	(595)	(35)	(1,012)	(190)
Total other income (expense), net	3,020	(35)	2,603	(190)
Income before provision for income taxes	86,339	40,171	275,609	47,258
Income tax provision	17,028	6,783	54,825	7,980
Net income	$69,311	$33,388	$220,784	$39,278
Comprehensive income	$69,311	$33,388	$220,784	$39,278
Net income per share:
Basic	$0.11	$0.05	$0.34	$0.06
Diluted	$0.10	$0.05	$0.32	$0.06
Weighted average common shares outstanding:
Basic	648,422,232	647,888,387	648,166,472	635,386,219
Diluted	692,863,933	655,736,276	689,923,792	636,819,975

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
(Unaudited)

	Twelve Months Ended December 31,
	2021	2020
Cash flows from operating activities
Net income	$220,784	$39,278
Adjustments to reconcile net income to net cash provided by operating activities:	(20,755)	89,697
Net cash provided by operating activities	200,029	128,975
Net cash used in investing activities	(6,265)	(1,381,609)
Net cash (used in) provided by financing activities	(18,340)	1,263,598
Net increase in cash and cash equivalents	175,424	10,964
Cash and cash equivalents - beginning of period	10,964	—
Cash and cash equivalents - end of period	$186,388	$10,964

The following tables present a reconciliation of net income, SG&A and gross profit, as the most directly comparable financial measure stated in accordance with U.S. GAAP, to adjusted EBITDA, adjusted EBITDA margin, adjusted gross profit, adjusted gross profit margin, adjusted SG&A, adjusted net income and adjusted net income per share for each of the periods presented.

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
(in thousands)	2021	2020	2021		2020
Reconciliation of Net Income to Adjusted EBITDA
Net income	$69,311	$33,388	$220,784		$39,278
Interest expense	15,096	10,068	61,148		38,645
Income tax provision	17,028	6,783	54,825		7,980
Depreciation and amortization of intangible assets	11,908	11,667	48,941		45,877
Acquisition transaction costs and financing fees (1)	—	3,120	—		21,242
Costs incurred for LIQWD Matters (2)	—	—	14,250		—
Inventory fair value adjustment (3)	—	202	—		44,721
Share-based compensation	844	590	3,963		1,527
Non-capitalizable IPO and strategic transition costs (4)	106	—	8,488		—
Tax receivable agreement liability adjustment(5)	$(3,615)		$(3,615)		$—
Adjusted EBITDA	$110,678	$65,818	$408,784	$408,784	$199,270
Adjusted EBITDA margin	66.5%	70.6%	68.3%		70.6%

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
(in thousands)	2021	2020	2021	2020
Reconciliation of Gross Profit to Adjusted Gross Profit
Gross profit	$132,213	$74,335	$473,822	$179,587
Inventory fair value adjustment (3)	—	202	—	44,721
Amortization of patented formulations	1,590	1,485	7,989	6,052
Adjusted gross profit	$133,803	$76,022	$481,811	$230,360
Adjusted gross profit margin	80.4%	81.6%	80.5%	81.6%

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
(in thousands)	2021	2020	2021	2020
Reconciliation of SG&A to Adjusted SG&A
SG&A	23,555	13,879	98,878	37,170
Financing fees (1)	—	(3,120)	—	(4,743)
Costs incurred for LIQWD Matters (2)	—	—	(14,250)	—
Share-based compensation	(844)	(590)	(3,963)	(1,527)
Non-capitalizable IPO and strategic transition costs (4)	(106)	—	(8,488)	—
Adjusted SG&A	$22,605	$10,169	$72,177	$30,900

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
(in thousands)	2021	2020	2021	2020
Reconciliation of Net Income to Adjusted Net Income
Net income	$69,311	$33,388	$220,784	$39,278
Amortization of intangible assets (excluding software)	11,774	11,667	48,720	45,877
Acquisition transaction costs and financing fees (1)	—	3,120	—	21,242
Costs incurred for LIQWD Matters (2)	—	—	14,250	—
Inventory fair value adjustment (3)	—	202	—	44,721
Share-based compensation	844	590	3,963	1,527
Non-capitalizable IPO and strategic transition costs (4)	106	—	8,488	—
Tax receivable agreement liability adjustment(5)	(3,615)	—	$(3,615)	—
Tax effect of adjustments	(7,027)	(2,959)	(16,940)	(21,529)
Adjusted net income	$71,393	$46,008	$275,650	$131,116
Adjusted net income per share:
Basic	$0.11	$0.07	$0.43	$0.21
Diluted	$0.10	$0.07	$0.40	$0.21
(1)Includes acquisition costs related to the Acquisition of the Olaplex business and dividend financing costs.
(2)Includes dividend financing costs
(3)Includes costs incurred related to the resolution of the LIQWD Matters of $14.3 million.
(4)Includes the non-cash, non-recurring fair value inventory step-up adjustment amortization as part of the purchase accounting on the Acquisition Date, utilizing the comparative sales method in accordance with ASC 820-10-55-21.
(5)Represents non-capitalizable professional fees and executive severance incurred in connection with the IPO and the Company’s public company transition.
(6)Represents applicable tax receivable agreement liability adjustments.

Contacts:
ICR, Inc.

For Investors:
Allison Malkin
Annie Erner

For Media:
Alecia Pulman
Brittany Fraser

Olaplex@icrinc.com
203.682.8220